Exhibit 99.1

Contact:	For Investors:	For Media:
	Amedisys, Inc.	Amedisys, Inc.
	Director of Investor Relations	Senior Vice President Marketing & Communications
	Kevin B. LeBlanc	Jacqueline Chen
	225.298.6391	225.295.9688
	kleblanc@amedisys.com	jacqueline.chen@amedisys.com

Amedisys Receives Notice of SEC Investigation

BATON ROUGE, Louisiana (June 30, 2010) - Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health and hospice companies, today announced that it has received notice of a formal investigation from the Securities and Exchange Commission (SEC) pertaining to the company, and received a subpoena for documents relating to the matters under review by the Senate Finance Committee. Amedisys intends to cooperate with the SEC with respect to this investigation. Amedisys understands that the SEC is also investigating others in the home health industry regarding matters being examined by the Senate Finance Committee.

Amedisys, Inc. is headquartered in Baton Rouge, Louisiana. Our common stock trades on the Nasdaq Global Select Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, including those related to the SEC investigation. Forward-looking statements usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual outcomes to differ materially from the forward-looking statements. There can be no assurance as to the outcome of the ongoing SEC investigation. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on the Company can be found at:

www.amedisys.com

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